ARGO GROUP ANNOUNCES 2008 THIRD QUARTER AND NINE MONTH RESULTS

Company generated increased operating income for three and nine months despite the impact of hurricanes and achieved year over year growth in book value per share

HAMILTON, Bermuda (Nov. 3, 2008) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products in niche areas of the property and casualty market, today announced financial results for the three and nine months ended Sept. 30, 2008.

Highlights for the three months ended Sept. 30, 2008:
•	Hurricane and portfolio losses during the third quarter contributed to a net loss of $8.8 million;
•
Pre-tax operating income, or income before net pre-tax realized investment losses and other than temporary impairment charges, was $12.0 million compared with $11.3 million for the same three months of 2007;

•	Total revenue increased 36 percent to $351.4 million compared to $258.7 million for the same three months of 2007;
•	Gross written premiums totaled $477.7 million versus $332.9 million in the year-ago third quarter;
•	Pre-tax losses attributable to Hurricanes Gustav and Ike, including reinstatement premiums and net of estimated reinsurance recoveries, totaled $60.0 million;
•	The investment portfolio incurred net pre-tax realized investment losses and other than temporary impairment write-downs totaling $18.4 million.

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Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

Highlights for the nine months ended Sept. 30, 2008:
•
Net income was $51.1 million versus net income in the nine months ended Sept. 30, 2007 of $120.3 million, which included an extraordinary gain of $67.3 million associated with negative goodwill from the merger with PXRE Group Ltd.;

•
Pre-tax operating income, or income before net pre-tax realized investment losses and other than temporary impairment charges, was $82.8 million compared with $75.2 million for the same nine month period in 2007;

•	Total revenue increased 24 percent to $908.7 million compared to $734.6 million for the same nine months of 2007;
•	Gross written premiums totaled $1.2 billion versus $896.5 million in the first nine months of 2007;
•	Book value per share at Sept. 30, 2008 was $44.10 versus $43.81 per share at Sept. 30, 2007.

Argo Group’s Chief Executive Officer, Mark E. Watson III, said, “Although the third quarter proved to be a challenging one for our Company and the entire property and casualty insurance industry, Argo Group demonstrated that our risk management practices were effective under the stress of multiple catastrophic events, including a historic downturn in global financial markets.  The losses produced by two major hurricanes as well as those affecting our investment portfolio were within our risk tolerance and had less of an impact on Argo Group than many of our competitors.

“In the wake of Gustav and Ike, it was imperative we also focus our attention on serving the needs of our insureds affected by the hurricanes,” said Watson.  “I’m pleased to say our claims representatives were on the ground promptly so that they could respond to the needs of claimants, many of whom sustained devastating losses as a result of these storms,” said Watson.

FINANCIAL RESULTS

The Company's financial results for the three and nine months ended Sept. 30, 2008 and 2007 include results of the predecessor to Argo Group, Argonaut Group Inc.  As disclosed previously, the merger of PXRE Corporation and Argonaut Group closed Aug. 7, 2007. Accordingly, the financial results from that date forward represent the combined company.

Additionally, the three and nine months ended Sept. 30, 2008 include results produced by Argo Group's Lloyd's of London operation, Heritage Underwriting Agency plc (Heritage), which was acquired on May 14, 2008.  The nine month results include results for Heritage from June 1, 2008.  With the completion of the Heritage acquisition, Argo Group renamed two of its operating segments to better describe the types of insurance being written in each.  The Reinsurance Segment (formerly called International Specialty) includes third-party reinsurance business originated by Argo Re and other reinsurance programs.  The International Specialty Segment is comprised of business originated by Heritage.

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For the third quarter of 2008, Argo Group reported a net loss of $8.8 million or $0.29 per diluted common share on 30.6 million shares.  The $8.8 million loss includes tax expense of $2.4 million related to income generated in the United States and United Kingdom. The following three and nine month financial results are presented on a pre-tax basis. As the Company previously announced, 2008 third quarter results were impacted by the following items: (1) approximately $60.0 million of losses, including reinstatement premiums and estimated reinsurance recoveries, attributed to Hurricanes Gustav and Ike which made landfall during the three months ended Sept. 30, 2008; and (2) a net realized investment loss and other than temporary impairment charge of $18.4 million.  In addition, the Company incurred $1.9 million of net adverse loss reserve development associated with run-off lines. This compares to 2007 third quarter net income of $74.2 million or $2.70 per diluted share, which included the following: (1) an extraordinary gain of $67.3 million associated with negative goodwill from the merger with PXRE Group Ltd.; (2) a charge of $26.0 million associated with run-off loss reserve development; and (3) $3.9 million of expense related to the merger.

For the third quarter of 2008, net favorable development on prior years' loss reserves totaled approximately $10.7 million pre-tax.  This compares to 2007 third quarter unfavorable development on prior years' loss reserves of $21.2 million pre-tax.

Total revenue for the 2008 third quarter was $351.4 million versus $258.7 million for the third quarter of 2007.  Total revenue includes net realized gains and losses on the sales of investments and other than temporary impairment charges, which were a loss of $18.4 million and a gain of $0.7 million for the third quarters of 2008 and 2007, respectively.  Earned premiums for the three months ended Sept. 30, 2008 were $322.8 million compared to $220.7 million for the same quarter of 2007.  Net investment income for the third quarters of 2008 and 2007 was $38.8 million and $37.3 million, respectively.  The Group combined ratio for the third quarter of 2008 was 106.2 percent, which includes the hurricane losses noted previously, versus 109.0 percent for the same period 2007.  Argo Group’s 2008 third quarter combined ratios for each business segment were Excess & Surplus Lines at 97.2 percent; Commercial Specialty at 101.0 percent; Reinsurance at 110.7 percent; and International Specialty at 101.7 percent.

For the nine months ended Sept. 30, 2008, net income of $51.1 million or $1.66 per diluted share includes (1) the three items noted above that affected results for the three-month period ended Sept. 30, 2008, and (2) storm losses reported in the 2008 second quarter totaling $16.4 million.  This compares to net income of $120.3 million or $5.00 per diluted share, which included the three items noted above that affected results for the three-month period ended Sept. 30, 2007.  Total revenue in the first nine months of 2008 was $908.7 million versus $734.6 million in the first three quarters of 2007.  Total revenue includes net realized gains and losses on sales of investments and other than temporary impairment charges, which were a loss of $18.3 million and a gain of $4.6 million for the nine months ended Sept. 30, 2008 and Sept. 30, 2007, respectively.  Earned premiums for the first nine months of 2008 were $803.4 million compared to $636.2 million for the first nine months of 2007.  Net investment income for the first nine months of 2008 and 2007 was $113.4 million and $93.8 million, respectively.

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The Group combined ratio for the first nine months of 2008 was 101.1 percent, which includes the hurricane and storm losses noted previously, versus 100.9 percent in the first three quarters of 2007.  Pre-tax underwriting income for the nine months ended Sept. 30, 2008 included favorable loss development from prior years’ reserves of $26.6 million versus unfavorable loss development of $5.0 million for the nine months ended Sept. 30, 2007.  Segment combined ratios for the first three quarters of 2008 were as follows: Excess & Surplus Lines at 94.9 percent; Commercial Specialty at 99.0 percent; Reinsurance at 84.3 percent; and International Specialty at 98.2 percent.

The Company believes operating income is another meaningful measure of Argo Group’s performance, although it differs from net income under generally accepted accounting principles in the United States (GAAP) in that operating income excludes extraordinary items, income tax benefit or expense and net realized investment gains and losses.  For a reconciliation of operating income to GAAP net income for the three and nine months ended Sept. 30, 2008 and 2007, respectively, please refer to the reconciliation table attached to this news release.

At Sept. 30, 2008 the investment portfolio was $4.0 billion and had an after-tax unrealized gain of $1.9 million.  During the quarter, the market value of the portfolio decreased by $35.7 million on an after-tax basis (excluding foreign exchange), or less than 1% of the total portfolio.  Additionally, the Company recognized realized investment losses of $14.4 million on an after-tax basis during the quarter.  The decrease in market value, coupled with realized investment losses, represents approximately 3.7% of shareholder’s equity.

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For the third quarter of 2008, gross written premiums for E&S totaled $176.5 million, resulting in operating income of $19.3 million.  This compares to gross written premiums of $179.9 million and operating income of $27.0 million in the third quarter of 2007.  Hurricane losses, including reinstatement premiums and estimated reinsurance recoveries, for E&S during the third quarter totaled $16.9 million or 12.9 points on the combined ratio.  The combined ratio for the third quarter periods of 2008 and 2007, respectively, were 97.2 percent and 90.5 percent.  The underwriting results for the third quarters of 2008 and 2007 include favorable loss development of $12.5 million and $2.1 million, respectively.

For the nine months ended Sept. 30, 2008, gross written premiums for E&S were $516.9 million, generating operating income of $66.6 million and a combined ratio of 94.9 percent.  This compares to gross written premiums of $546.3 million, operating income of $85.9 million and a combined ratio of 88.7 percent for the first three quarters of 2007.

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Commercial Specialty – During the third quarter of 2008, gross written premiums for Commercial Specialty were $167.2 million generating operating income of $7.8 million, compared to gross written premiums of $133.5 million and operating income of $15.6 million during the same period in 2007.  Hurricane losses, including reinstatement premiums and estimated reinsurance recoveries, for Commercial Specialty during the third quarter totaled $4.2 million or 4.6 points on the combined ratio.  The combined ratio for the 2008 third quarter was 101.0 percent versus a 2007 third quarter combined ratio of 90.2 percent.  The underwriting results for the third quarter of 2008 include favorable loss development of $0.1 million compared to unfavorable loss development of $0.1 million for the third quarter of 2007.

For the nine months ended Sept. 30, 2008, gross written premiums for Commercial Specialty were $405.4 million, generating operating income of $25.3 million and a combined ratio of 99.0 percent.  This compares to gross written premiums of $320.4 million, operating income of $41.7 million and a combined ratio of 90.8 percent for the comparable period in 2007.

Reinsurance – The Reinsurance segment includes third-party reinsurance business originated by Argo Re and other reinsurance programs.  During the third quarter of 2008, gross written premiums for Reinsurance were $30.2 million generating an operating loss $0.4 million and a combined ratio of 110.7 percent.  Hurricane losses for the Reinsurance segment during the third quarter totaled $10.1 million or 45.0 points on the combined ratio.

For the nine months ended Sept. 30, 2008, gross written premiums for Reinsurance were $124.5 million generating operating income of $15.1 million and a combined ratio of 84.3 percent.

International Specialty – The International Specialty segment includes business originated by Heritage Underwriting Agency plc, Argo Group’s Lloyd’s of London operation which was acquired effective May 14, 2008.  For the three-month period ended Sept. 30, 2008, gross written premiums for International Specialty were $105.1 million, generating operating income of $7.5 million and a combined ratio of 101.7 percent.  Hurricane losses for International Specialty during the third quarter totaled $28.7 million or 35.7 points on the combined ratio.

The year-to-date financial results include International Specialty from the effective date of acquisition of June 1, 2008. For the four months ended September 30, 2008 the segment produced $13.0 million of operating income and a combined ratio of 98.2 percent.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.  For the three months ended Sept. 30, 2008, the Run-off segment produced an operating loss of $7.0 million versus an operating loss of $18.7 million for the third quarter of 2007.  Run-off results for the quarter ended Sept. 30, 2008 include unfavorable loss development of $1.9 million compared to $23.2 million of unfavorable loss development for the third quarter of 2007. Unfavorable development for the quarter ended Sept. 30, 2008 included adverse development related to A&E which was partially offset by favorable development within the legacy operations of PXRE Group.

For the nine months ended Sept. 30, 2008, the Run-off segment’s operating loss was $0.4 million versus an operating loss of $14.3 million in the first three quarters of 2007.

CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 11 a.m. EST (12 p.m. AST) tomorrow, Tuesday, Nov. 4, 2008.  A live webcast of the conference call can be accessed by visiting Argo Group’s investor relations Web site at www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts.  Participants inside the U.S. and Canada can access the call by dialing (888) 713-4205 (pass code 97496250).  Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4862 (pass code: 97496250).

Shortly after the conclusion of the conference call, a webcast replay will be made available by visiting www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts.  In addition, an audio replay of the call will be available through Nov. 11, 2008 to callers dialing from inside the U.S. and Canada by dialing (888) 286-8010 (pass code 49895503).  Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code 49895503).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Headquartered in Hamilton, Bermuda, Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Reinsurance, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2008	2007
	(unaudited)
Assets
Total investments	$4,009.6	$3,582.8
Cash and cash equivalents	50.6	15.0
Accrued investment income	26.4	24.9
Receivables	1,469.7	833.8
Goodwill and intangible assets	244.8	106.3
Deferred acquisition costs	207.8	92.0
Ceded unearned premiums	255.5	114.5
Assets held for sale	-	256.6
Other assets	205.7	97.6
Total assets	$6,470.1	$5,123.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$2,987.4	$2,425.5
Unearned premiums	923.4	506.8
Ceded reinsurance payable and funds held	589.9	92.1
Debt	143.5	58.0
Junior subordinated debentures	311.4	311.4
Liabilities held for sale	-	200.8
Other liabilities	164.9	144.4
Total liabilities	5,120.5	3,739.0

Total shareholders' equity	1,349.6	1,384.5
Total liabilities and shareholders' equity	$6,470.1	$5,123.5

Book value per common share	$44.10	$45.15

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Gross Written Premiums	$477.7	$332.9	$1,221.9	$896.5
Net Written Premiums	352.5	242.7	883.0	644.0

Earned Premiums	322.8	220.7	803.4	636.2
Net Investment Income	38.8	37.3	113.4	93.8
Realized Gains (Losses) on Investments	(18.4)	0.7	(18.3)	4.6
Fee Income	8.2	-	10.2	-
Total Revenue	351.4	258.7	908.7	734.6

Losses and Loss Adjustment Expenses	228.4	156.4	524.7	399.6
Underwriting, Acquisition and Insurance Expense	114.2	84.1	287.8	242.4
Interest Expense and Other	15.2	6.2	31.7	12.8
Total Expenses	357.8	246.7	844.2	654.8

Income (Loss) Before Taxes and Extraordinary Item	(6.4)	12.0	64.5	79.8
Income Tax Provision	2.4	5.1	13.4	26.8
Net Income (Loss) Before Extraordinary Item	(8.8)	6.9	51.1	53.0
Extraordinary Item	-	67.3	-	67.3
Net Income (Loss)	$(8.8)	$74.2	$51.1	$120.3

Net Income (Loss):
From Operations	$12.0	$11.3	$82.8	$75.2
From Realized Investment Gains (Losses)	(18.4)	0.7	(18.3)	4.6
Income (Loss) Before Taxes and Extraordinary Item	(6.4)	12.0	64.5	79.8
Income Tax Provision	2.4	5.1	13.4	26.8
Net Income (Loss) Before Extraordinary Item	(8.8)	6.9	51.1	53.0
Extraordinary Item	-	67.3	-	67.3
Net Income (Loss)	$(8.8)	$74.2	$51.1	$120.3

Net Income (Loss) per Common Share (Basic): (a)	$(0.29)	$2.71	$1.67	$5.10

Net Income (Loss) per Common Share (Diluted): (a)	$(0.29)	$2.70	$1.66	$5.00

Weighted Average Common Shares:
Basic (a)	30.6	27.3	30.6	23.6
Diluted (a)	30.6	27.5	30.8	24.1

(a) The Nine and Three Months Ended September 30, 2007 Income Statements reflect the historical income and expense of Argonaut
Group Inc. In accordance with purchase accounting requirements, the Weighted Average Common Share counts and corresponding
Net Income per Common Share have been recalculated to reflect the common stock exchange ratio applied when Argonaut Group,
Inc. merged with PXRE Group, Ltd. on August 7, 2007.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$176.5	$179.9	$516.9	$546.3
Net Written Premiums	140.6	132.8	412.4	402.5
Earned Premiums	131.4	138.8	392.5	406.4
				-
Underwriting Income	$3.6	$13.1	$20.1	$45.8
Net Investment Income	15.7	13.9	46.5	40.1
Other Income	-	-	-	-
Operating Income Before Taxes	$19.3	$27.0	$66.6	$85.9

Loss Ratio	64.2%	59.2%	61.9%	57.0%
Expense Ratio	33.0%	31.3%	33.0%	31.7%
GAAP Combined Ratio	97.2%	90.5%	94.9%	88.7%

Commercial Specialty
Gross Written Premiums	$167.2	$133.5	$405.4	$320.4
Net Written Premiums	133.8	104.6	302.4	226.7
Earned Premiums	92.6	78.3	261.0	220.3
				-
Underwriting Income (Loss)	$(0.9)	$7.7	$2.5	$20.4
Net Investment Income	7.4	7.9	22.0	21.3
Other Income	1.3	-	0.8	-
Operating Income Before Taxes	$7.8	$15.6	$25.3	$41.7

Loss Ratio	72.0%	61.6%	70.9%	62.6%
Expense Ratio	29.0%	28.6%	28.1%	28.2%
GAAP Combined Ratio	101.0%	90.2%	99.0%	90.8%

Reinsurance
Gross Written Premiums	$30.2	$20.1	$124.5	$32.2
Net Written Premiums	18.3	6.4	81.9	18.4
Earned Premiums	22.4	4.0	50.9	11.6
				-
Underwriting Income (Loss)	$(2.4)	$(1.4)	$7.9	$0.3
Net Investment Income	2.0	2.3	7.2	2.3
Other Income	-	-	-	-
Operating Income (Loss) Before Taxes	$(0.4)	$0.9	$15.1	$2.6

Loss Ratio	75.9%	70.0%	52.7%	61.2%
Expense Ratio	34.8%	65.0%	31.6%	36.2%
GAAP Combined Ratio	110.7%	135.0%	84.3%	97.4%

International Specialty
Gross Written Premiums	$105.1	$-	$179.4	$-
Net Written Premiums	60.3	-	104.1	-
Earned Premiums	80.4	-	111.7	-
		-
Underwriting Income (Loss)	$(1.3)	$-	$2.1	$-
Net Investment Income	5.6	-	7.2	-
Other Income	3.2		3.7
Operating Income Before Taxes	$7.5	$-	$13.0	$-

Loss Ratio	72.8%	-%	67.4%	-%
Expense Ratio	28.9%	-%	30.8%	-%
GAAP Combined Ratio	101.7%	-%	98.2%	-%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Excess & Surplus Lines	$19.3	$27.0	$66.6	$85.9
Commercial Specialty	7.8	15.6	25.3	41.7
Reinsurance	(0.4)	0.9	15.1	2.6
International Specialty	7.5	-	13.0	-
Run-off Lines	(7.0)	(18.7)	(0.4)	(14.3)
Corporate & Other	(15.2)	(13.5)	(36.8)	(40.7)
Operating Income Before Taxes	12.0	11.3	82.8	75.2
Realized Gains (Losses) on Investments	(18.4)	0.7	(18.3)	4.6
Income (Loss) Before Taxes and Extraordinary Item	(6.4)	12.0	64.5	79.8
Income Tax Provision	2.4	5.1	13.4	26.8
Income (Loss) Before Extraordinary Item	(8.8)	6.9	51.1	53.0
Extraordinary Item	-	67.3	-	67.3
Net Income (Loss)	$(8.8)	$74.2	$51.1	$120.3

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